Exhibit 99.1

AT THE COMPANY	ON THE WEB
Robert O’Brien	www.forestcity.net
Executive Vice President – Chief Financial Officer
216-621-6060

Jeff Linton

Senior Vice President – Corporate Communication

216-621-6060

FOR IMMEDIATE RELEASE

Forest City announces strategic actions and enhanced disclosure

•	Strategically repositioning portions of the land business

•	Schedule of net asset value (NAV) components to be part of Supplemental Packages

CLEVELAND, Ohio – February 2, 2012 – Forest City Enterprises, Inc., (NYSE: FCEA and FCEB) today announced actions that further position the company to launch its new, four-year strategic plan, and enhance the company’s disclosure to investors.

“As we implement our 2012-2015 plan, we believe that the strategic actions we are taking will build on our ongoing efforts to create a foundation for accelerated value creation,” said David J. LaRue, Forest City president and chief executive officer. “At the same time, the additional disclosure we are introducing will continue to increase transparency and assist investors in assessing the company’s valuation.”

Strategic Focus

A primary driver of the company’s strategic plan is greater focus on core rental products – apartments, office and retail – in core markets – New York, Washington, D.C., Boston, Dallas, Los Angeles, San Francisco and Denver.

As part of the commitment to greater focus on core markets and products, Forest City will strategically reposition or divest portions of its land business and is actively reviewing alternatives to do so. The land business buys and sells raw land, develops subdivisions and sells lots to homebuilders. The land portfolio consists of approximately 35 active projects primarily located in the Southwestern U.S., Texas, the Carolinas and Ohio.

As a result of this decision, Forest City expects to recognize a non-cash impairment charge of approximately $150-$165 million, pre-tax, in the quarter ended January 31, 2012. Anticipated cash proceeds from executing the repositioning will be used to both pay down debt and selectively activate new development.

“The land business is where the company started in real estate, and it has traditionally been a profitable contributor to our results,” said LaRue. “However, it tends to be highly cyclical and is fundamentally different from our core rental properties business, which will be our primary focus going forward.

“Despite this decision, we believe strongly in the communities where we have land development projects. These high-quality projects are creating vibrant new neighborhoods for the communities in which they are located. We will continue to meet our obligations related to these projects, and we expect that any strategic alternatives will fully preserve the vision for each community.”

Over the past year, Forest City’s continuing focus on core products and markets has been demonstrated with the sale of two of the company’s remaining hotels, the Ritz-Carlton Cleveland and the Charleston Marriott in Charleston, West Virginia. Both were non-core products in legacy markets for the company. In addition, in retail, the company expects that going forward, specialty retail centers in non-core markets will be actively considered for disposition where Forest City can achieve appropriate market value. As this strategy is executed, the company intends to focus its retail portfolio around its major regional malls and anchored lifestyle centers, as well as its New York urban retail properties.

A second strategic driver for Forest City is continuing to improve its balance sheet. In support of this objective, the company intends to use proceeds from land sales and asset dispositions to both pay down debt and selectively activate new development, primarily in core markets and with existing entitlements.

The company employed this strategy during 2011, when it sold five properties and entered into a joint venture on 15 others. These transactions generated net proceeds of $281 million while removing $392 million of debt from the company’s pro-rata balance sheet. During the same time period, Forest City invested to commence development of new projects, primarily in multifamily, in the company’s core markets of Washington, D.C., Denver and Dallas.

“Our track record of successful projects in core markets demonstrates both our adaptability and capability to respond to changing market conditions,” said LaRue. “The announcement of these new strategic actions reflects our continuing commitment to drive value for our stakeholders. We will continue to hold ourselves accountable to meet these expectations.”

Enhanced Disclosure

The company also announced that it is introducing a schedule of net asset value (NAV) components as part of its quarterly and annual Supplemental Packages.

“We know many investors use net asset value as part of their analysis of real estate companies, including ours,” said LaRue. “We believe this new disclosure will assist investors in estimating Forest City’s overall enterprise value, and will also give them additional insight into how management views the company and its overall value proposition.”

The schedule of NAV components provides a template for estimating the value of the company’s total assets, including annualized and stabilized net operating income by property type, less total liabilities. Investors can then apply their own cap-rate assumptions or other valuation methodologies to estimate the overall value of the company’s assets.

The new schedule for the most recent quarter ended October 31, 2011, is included with this press release and is also available on the company’s website, www.forestcity.net. Going forward, the new schedule will be included in Forest City’s quarterly and annual Supplemental Packages, furnished to the SEC and available on the company’s website concurrent with the release of quarterly results.

The schedule of NAV components contains non-Generally Accepted Accounting Principle (GAAP) measures, such as net operating income (NOI), and includes results prepared using the pro-rata consolidation method (also a non-GAAP measure). Reconciliations of non-GAAP measures to their comparable GAAP equivalents are included in the tables that accompany this press release.

About Forest City

Forest City Enterprises, Inc. is an NYSE-listed national real estate company with $10.5 billion in total assets. The company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit http://www.forestcity.net .

Safe Harbor Language

Statements made in this news release that state the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The company’s actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of current lending and capital market conditions on its liquidity, ability to finance or refinance projects and repay its debt, the impact of the current economic environment on its ownership, development and management of its real estate portfolio, general real estate investment and development risks, vacancies in its properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of its publicly traded securities, inflation risks, litigation risks, as well as other risks listed from time to time in the company’s SEC filings, including but not limited to, the company’s annual and quarterly reports.

Forest City Enterprises Net Asset Value Components for the period ending October 31, 2011

The “Net Asset Value Components” table below represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-Generally Accepted Accounting Principle (“GAAP”) measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.

The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as net operating income (“NOI”) and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

NOI - We present NOI because we believe it is necessary to understand our business and operating results. NOI is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results. A reconciliation between NOI and Net Loss, the most comparable financial measure calculated in accordance with GAAP, is presented below following the “Net Asset Value Components” table.

Pro-Rata Consolidation – We believe information presented in accordance with the pro-rata consolidation method is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity, even if our ownership is not 100%. A balance sheet reconciliation between the full consolidation method and pro-rata consolidation method is presented below.

Net Asset Value Components - October 31, 2011
Completed Rental Properties (“CRP”)
(Dollars in millions at Pro-Rata)	Q3 2011 NOI (1)	Annualized NOI (2)	Net Stabilized Adjustments (3)	Annualized Stabilized NOI	Nonrecourse Debt (4)
		A	B	=A + B
Commercial Real Estate
Retail	$ 57.8	$ 231.2	$ 10.3	$ 241.5	$ (2,620.1)
Office	60.7	242.8	1.3	244.1	(2,336.5)
Other	(1.7)	(6.8)	5.5	(1.3)

Total Commercial Real Estate	$ 116.8	$ 467.2	$ 17.1	$ 484.3	$ (4,956.6)

Residential Real Estate
Apartments	$ 35.3	$ 141.2	$ 2.2	$ 143.4	$ (1,850.5)
Senior Housing	4.3	17.2	-	17.2
Military Housing	8.5	34.0	-	34.0
Other	(3.4)	(13.6)	0.3	(13.3)

Total Residential Real Estate	$ 44.7	$ 178.8	$ 2.5	$ 181.3	$ (1,850.5)

Total Rental Properties	$ 161.5	$ 646.0	$ 19.6	$ 665.6	$ (6,807.1)
Westchester’s Ridge Hill and 8 Spruce Street Debt Adj. NET (5)					318.6

Adjusted Total Rental Properties	$ 161.5	$ 646.0	$ 19.6	$ 665.6	$ (6,488.5)
Development Pipeline
				Book Value	Nonrecourse Debt (4)
Westchester’s Ridge Hill (Adjusted for amounts included in “CRP”) (5)				$ 217.5	$ (124.3)
8 Spruce Street (Adjusted for amounts included in “CRP”) (5)				307.4	(194.3)
Projects under construction (4)				1,025.8	(509.1)

Adjusted projects under construction				$ 1,550.7	$ (827.7)

Projects under development (4)				$ 884.3	$ (146.2)
Land held for development or sale (4)				$ 339.2	$ (57.3)
Other Tangible Assets
Book Value (4)
Cash and equivalents				$ 281.4
Restricted cash and escrowed funds				$ 502.5
Notes and accounts receivable, net				$ 409.5
Net investments and advances to unconsolidated entities				$ 213.4
Prepaid expenses and other deferred costs, net				$ 208.0
Recourse Debt and Other Liabilities
Book Value (4)
Bank revolving credit facility				$ -
Senior and subordinated debt				$ (1,038.5)
Less: convertible debt				$ 599.1
Construction payables				$ (131.0)
Operating accounts payable and accrued expenses				$ (763.3)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended October 31, 2011 (In millions)				221.4

Net Asset Value Components - October 31, 2011 Footnotes:

(1)

Pro-rata Q3 2011 Net Operating Income (“NOI”) agrees to the respective amounts in the NOI by Product Group for the three months ended October 31, 2011 schedule below, as previously disclosed in our October 31, 2011 Supplemental Package furnished with the Securities and Exchange Commission on Form 8-K on December 8, 2011.

(2)	The pro-rata annualized NOI is calculating by taking the Q3 2011 NOI times a multiple of four.

(3)

The net stabilized adjustments column represents net adjustments required to arrive at a fully stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included a stabilization adjustment to reflect NOI equal to 5% of the pro-rata cost disclosed in our Development Pipeline disclosure (Prior Two Year Openings). This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of lease up properties. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to its nearest comparable GAAP measure.

(4)	Amounts agree to the respective pro-rata balance of the applicable financial statement line item.

(5)

In our October 31, 2011 Form 8K, we disclosed the phased openings of two projects in New York. Westchester’s Ridge Hill, as of October 31, 2011 had $217.5 million of costs incurred at pro-rata consolidation and $124.3 million of mortgage debt at pro-rata consolidation which were transferred to completed rental properties. 8 Spruce Street, as of October 31, 2011, had $307.4 million of costs incurred at pro-rata consolidation and $194.3 million of mortgage debt at pro-rata consolidation which were transferred to completed rental properties (“CRP”). In order to account for the phased openings of Westchester’s Ridge Hill and 8 Spruce Street as NAV components we have made the following adjustments:

•

All costs and associated debt for Westchester’s Ridge Hill and 8 Spruce Street, for purposes exclusive to this disclosure, are accounted for as a component of “Adjusted Projects Under Construction” in the Development Pipeline section of this schedule. Accordingly all NOI and debt have been removed from CRP.

Net Operating Income by Product Group for the three months ended October 31, 2011 (in thousands)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$48,713	$2,218	$11,246	$-	$57,741

Total	48,304	2,081	11,615	-	57,838

Office Buildings
Comparable	52,717	1,760	4,869	-	55,826

Total	58,677	1,230	3,206	-	60,653

Hotels
Comparable	2,917	-	364	-	3,281

Total	2,765	-	364	-	3,129

Earnings from Commercial
Land Sales	128	-	-	-	128

Other	(7,212)	(309)	1,973	-	(4,930)

Total Commercial Group
Comparable	104,347	3,978	16,479	-	116,848

Total	102,662	3,002	17,158	-	116,818

Residential Group
Apartments
Comparable	26,924	457	5,497	-	31,964

Total	28,718	600	7,145	-	35,263

Subsidized Senior Housing	2,770	101	1,667	-	4,336

Military Housing	8,247	97	379	-	8,529

Land Sales	46	-	-	-	46

Other	(3,162)	148	(183)	-	(3,493)

Total Residential Group
Comparable	26,924	457	5,497	-	31,964

Total	36,619	946	9,008	-	44,681

Total Rental Properties
Comparable	131,271	4,435	21,976	-	148,812

Total	139,281	3,948	26,166	-	161,499

Land Development Group	4,163	320	(1,830)	-	2,013

The Nets	(11,283)	-	-	-	(11,283)

Corporate Activities	(12,417)	-	-	-	(12,417)

Grand Total	$119,744	$4,268	$24,336	$-	$139,812

A reconciliation between Net Operating Income (Non-GAAP measure) and Net Loss (GAAP) is presented below (in thousands):

	Three Months Ended October 31, 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

Revenues from real estate operations	$261,198	$13,565	$101,851	$-	$349,484
Exclude straight-line rent adjustment	(4,364)	-	-	-	(4,364)

Adjusted revenues	256,834	13,565	101,851	-	345,120
Add interest and other income	11,294	518	262	-	11,038
Add equity in earnings (loss) of unconsolidated entities, including impairment	(40,016)	38	28,967	-	(11,087)
Exclude loss on disposition of unconsolidated entities	-	-	-	-	-
Exclude impairment of unconsolidated real estate	41,289	-	(41,289)	-	-
Exclude depreciation and amortization of unconsolidated entities (see below)	18,829	-	(18,829)	-	-

Adjusted total income	288,230	14,121	70,962	-	345,071

Operating expenses	169,155	9,853	46,626	-	205,928
Add back non-Real Estate depreciation and amortization (b)	1,012	-	-	-	1,012
Exclude straight-line rent adjustment	(1,096)	-	-	-	(1,096)
Exclude preference payment	(585)	-	-	-	(585)

Adjusted operating expenses	168,486	9,853	46,626	-	205,259
Net operating income	119,744	4,268	24,336	-	139,812
Interest expense	(67,235)	(1,746)	(26,211)	-	(91,700)
Gain (loss) on early extinguishment of debt	15,101	1,511	1,875	-	15,465
Equity in earnings (loss) of unconsolidated entities, including impairment	40,016	(38)	(28,967)	-	11,087
Gain on disposition of unconsolidated entities	-	-	-	-	-
Impairment of unconsolidated real estate	(41,289)	-	-	-	(41,289)
Depreciation and amortization of unconsolidated entities (see above)	(18,829)	-	18,829	-	-
Net gain (loss) on disposition of rental properties and partial interests in rental properties	5,849	-	-	-	5,849
Impairment of consolidated real estate	(10,707)	-	-	-	(10,707)
Depreciation and amortization - Real Estate Groups (a)	(54,403)	(1,123)	(18,024)	-	(71,304)
Amortization of mortgage procurement costs - Real Estate Groups (c)	(3,414)	(167)	(805)	-	(4,052)
Straight-line rent adjustments	3,268	-	-	-	3,268
Preference payment	(585)	-	-	-	(585)

Earnings (loss) before income taxes	(12,484)	2,705	(28,967)	-	(44,156)
Income tax provision	17,218	-	-	-	17,218
Equity in earnings (loss) of unconsolidated entities, including impairment	(40,016)	38	28,967	-	(11,087)

Earnings (loss) from continuing operations	(35,282)	2,743	-	-	(38,025)
Discontinued operations, net of tax	-	-	-	-	-

Net earnings (loss)	(35,282)	2,743	-	-	(38,025)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	(2,743)	(2,743)	-	-	-
Earnings from discontinued operations attributable to noncontrolling interests	-	-	-	-	-

Noncontrolling interests	(2,743)	(2,743)	-	-	-

Net loss attributable to Forest City Enterprises, Inc.	$(38,025)	$-	$-	$-	$(38,025)

Preferred dividends	(3,850)	-	-	-	(3,850)

Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(41,875)	$-	$-	$-	$(41,875)

(a) Depreciation and amortization - Real Estate Groups	$54,403	$1,123	$18,024	$-	$71,304
(b) Depreciation and amortization - Non-Real Estate	1,012	-	-	-	1,012

Total depreciation and amortization	$55,415	$1,123	$18,024	$-	$72,316

(c) Amortization of mortgage procurement costs - Real Estate Groups	$3,414	$167	$805	$-	$4,052
(d) Amortization of mortgage procurement costs - Non-Real Estate	-	-	-	-	-

Total amortization of mortgage procurement costs	$3,414	$167	$805	$-	$4,052

Consolidated Balance Sheet Information – October 31, 2011 (Unaudited)

The following presents amounts for full consolidation, a GAAP measure, and pro-rata consolidation method, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements.

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,522,865	$26,104	$1,183,698	$2,680,459
Commercial
Retail centers	2,579,243	73,127	1,195,384	3,701,500
Office and other buildings	3,014,698	94,059	380,619	3,301,258
Corporate and other equipment	10,136	-	-	10,136

Total completed rental properties	7,126,942	193,290	2,759,701	9,693,353

Projects under construction
Residential	91,168	960	131,121	221,329
Commercial
Retail centers	604,151	762	7,672	611,061
Office and other buildings	491,019	301,600	3,985	193,404

Total projects under construction	1,186,338	303,322	142,778	1,025,794
Projects under development
Residential	754,449	164,710	6,079	595,818
Commercial
Retail centers	38,819	99	10,480	49,200
Office and other buildings	258,150	25,692	6,804	239,262

Total projects under development	1,051,418	190,501	23,363	884,280

Total projects under construction and development	2,237,756	493,823	166,141	1,910,074
Land held for development or sale	268,685	22,414	92,957	339,228

Total Real Estate	9,633,383	709,527	3,018,799	11,942,655
Less accumulated depreciation	(1,519,794)	(45,637)	(544,304)	(2,018,461)

Real Estate, net	8,113,589	663,890	2,474,495	9,924,194

Cash and equivalents	229,656	10,842	62,581	281,395
Restricted cash and escrowed funds	457,441	74,920	119,943	502,464
Notes and accounts receivable, net	388,913	15,875	36,418	409,456
Investments in and advances to unconsolidated entities	663,474	(161,807)	(577,221)	248,060
Lease and mortgage procurement costs, net	278,464	9,095	58,831	328,200
Prepaid expenses and other deferred costs, net	221,325	35,521	22,176	207,980
Intangible assets, net	110,521	4	10,317	120,834

Total Assets	$10,463,383	$648,340	$2,207,540	$12,022,583

Consolidated Balance Sheet Information – October 31, 2011 (Unaudited) (continued)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$944,963	$18,757	$924,251	$1,850,457
Commercial
Retail centers	1,726,446	67,583	961,206	2,620,069
Office and other buildings	2,106,872	75,092	304,750	2,336,530

Total completed rental properties	4,778,281	161,432	2,190,207	6,807,056

Projects under construction
Residential	54,613	-	80,543	135,156
Commercial
Retail centers	328,902	-	-	328,902
Office and other buildings	108,902	63,823	-	45,079

Total projects under construction	492,417	63,823	80,543	509,137
Projects under development

Residential	187,512	44,156	-	143,356
Commercial
Retail centers	-	-	-	-
Office and other buildings	-	-	2,887	2,887

Total projects under development	187,512	44,156	2,887	146,243

Total projects under construction and development	679,929	107,979	83,430	655,380
Land held for development or sale	35,162	3,322	25,416	57,256

Total Mortgage debt and notes payable, nonrecourse	5,493,372	272,733	2,299,053	7,519,692
Bank revolving credit facility	-	-	-	-
Senior and subordinated debt	1,038,447	-	-	1,038,447

Construction payables	171,551	56,752	16,221	131,020
Operating accounts payable and accrued expenses	629,879	26,809	160,206	763,276
Accrued derivative liability	165,988	-	16,088	182,076
Deferred profit on NY retail joint venture transaction	115,388	-	-	115,388

Total Accounts payable, accrued expenses and other liabilities	1,082,806	83,561	192,515	1,191,760

Cash distributions and losses in excess of investments in unconsolidated entities	285,171	(33,536)	(284,028)	34,679
Deferred income taxes	485,663	-	-	485,663

Total Liabilities	8,385,459	322,758	2,207,540	10,270,241

Redeemable Noncontrolling Interest	228,785	228,785	-	-

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,681,044	-	-	1,681,044
Accumulated other comprehensive loss	(114,723)	-	-	(114,723)

Total Shareholders’ Equity	1,566,321	-	-	1,566,321

Noncontrolling interest	282,818	96,797	-	186,021

Total Equity	1,849,139	96,797	-	1,752,342

Total Liabilities and Equity	$10,463,383	$648,340	$2,207,540	$12,022,583